Exhibit  23  (d)(2)(c)

                                    EXHIBIT A
                          INVESTMENT ADVISORY AGREEMENT
                                     BETWEEN
                        GARTMORE VARIABLE INSURANCE TRUST
                  (FORMERLY NATIONWIDE SEPARATE ACCOUNT TRUST)
                                       AND
                     GARTMORE GLOBAL ASSET MANAGEMENT TRUST
               (FORMERLY VILLANOVA GLOBAL ASSET MANAGEMENT TRUST)

                            EFFECTIVE APRIL 28, 2003


FUNDS OF THE TRUST                          ADVISORY FEES                 EFFECTIVE DATE
-----------------------------------------------------------------------------------------
Gartmore GVIT Emerging Markets Fund. . . .  1.15% of the Fund's average  August 30, 2000 daily net assets

Gartmore GVIT International Growth Fund. .  1.00% of the Fund's average  August 30, 2000 daily net assets

Gartmore GVIT Global Leaders Fund. . . . .  1.00% of the Fund's average  Not Seeded daily net assets

Gartmore GVIT European Leaders Fund. . . .  1.00% of the Fund's average  Not Seeded
  (formerly Gartmore NSAT European . . . .  daily net assets
   Growth Fund)

Gartmore GVIT Global Small Companies Fund.  1.15% of the Fund's average  Not Seeded daily net assets

Gartmore GVIT OTC Fund . . . . . . . . . .  1.00% of the Fund's average  Not Seeded daily net assets

Gartmore GVIT Asia Pacific Leaders Fund. .  1.00% of the Fund's average  Not Seeded daily net assets

Gartmore GVIT Global Financial . . . . . .  1.00% of the Fund's average  December 18, 2001
   Services Fund . . . . . . . . . . . . .  daily net assets

Gartmore GVIT Global Utilities Fund. . . .  0.80% of the Fund's average  December 18, 2001 daily net assets

Gartmore GVIT Developing Markets Fund. . .  1.15% of the Fund's average  April 28, 2003 daily net assets


                    ADVISER
                    GARTMORE  GLOBAL  ASSET  MANAGEMENT  TRUST


                    By:  /s/  Gerald  J.  Holland
                    Name:     Gerald  J.  Holland
                    Title:     SVP-Chief  Administrative  Officer

TRUST
GARTMORE  VARIABLE  INSURANCE  TRUST


                    By:  /s/  James  Bernstein
                    Name:     James  Bernstein
                    Title:  Assistant  Secretary